Eviosys - PRESENTATION BATV2 - 010824

01 Section A: Condensed consolidated unaudited interim financial statements for the six months ended June 30, 2024 Eviosys - PRESENTATION BATV2 - 010824

Section A: Condensed consolidated unaudited interim financial statements for the six months ended June 30, 2024 Consolidated Interim Statement of Profit or Loss (condensed) unaudited Consolidated Interim Statement of Profit or Loss (condensed) unaudited in Millions of Eur Note Six months ended June 30, 2024 Six months ended June 30, 2023 Revenue 5 1 054  1 163 Cost of product sold   (879) (972) Gross profit   175 191 Selling, general and administration expenses 6 (93) (54) Other income/(expenses) 7 (6) (6) Amortization of intangible assets 15 (27) (26) Operating profit/(loss)   49 105 Finance expense 8 (71) (72) Foreign exchange gain/(loss)   (1) 1 IAS 29 Net monetary loss 9 (3) - Profit/(loss) before income tax   (26) 34 Income tax 10 (4) (10) Income/(loss) of the period   (30) 24         Profit attributable to non‑controlling interest   1 -         Income/(loss) of the period attributable to Titan Holdings I B.V (31) 24 The notes are an integral part of these consolidated interim condensed financial statements.   02 Eviosys - PRESENTATION BATV2 - 010824

Section A: Condensed consolidated unaudited interim financial statements for the six months ended June 30, 2024 Consolidated Interim Statement of Comprehensive Income (condensed) unaudited Consolidated Interim Statement of Comprehensive Income (condensed) unaudited in Millions of Eur Note Six months ended June 30, 2024 Six months ended June 30, 2023 Income/ (loss) of the period   (30) 24 Other comprehensive income:   - - Items that may subsequently be reclassified to income statement       Foreign currency translation adjustments:   - - Arising in the period   - (4) Effective portion of changes in fair value of cash flow hedges:       New fair value adjustments into reserve   - (3) Movement in deferred tax     - Items that will not be reclassified to income statement       Re‑measurement of employee benefit obligations   2 (1) Movement in deferred tax   (1) - Total other comprehensive (loss)/income for the period   1 (8) Total comprehensive gain (loss) for the period (29) 16 Net gain attributable to non‑controlling interests - - Translation adjustments attributable to non‑controlling interests - 1 Comprehensive gain (loss) attributable to Titan Holdings I B.V (29) 17  The notes are an integral part of these consolidated interim condensed financial statements.     03 Eviosys - PRESENTATION BATV2 - 010824

Section A: Condensed consolidated unaudited interim financial statements for the six months ended June 30, 2024 Consolidated Interim Statement of Financial Position (condensed) unaudited Consolidated Interim Statement of Financial Position (condensed) unaudited in Millions of Eur Note June 30, 2024 December 31, 2023 Cash & cash equivalents 12 196 342 Trade receivables 11 200 205 Contract receivables   61 43 Other receivables   42 37 Current tax receivables   10 20 Inventory   521 466 Current financial assets 14 14 2 Other current assets   25 16 Total current assets   1,069 1,131 Property, plant and equipment 16 824 826 Right‑of‑use assets   30 27 Intangible assets 15 1,341 1,364 Deferred tax asset   22 21 Other non‑current assets   4 4 Non‑current financial assets 14 - 14 Total non‑current assets   2,221 2,256 Total assets 3,290 3,387 Short‑term debt 12 2 10 Trade payable 13 527 499 Current lease liabilities 12 11 10 Income taxes payable   15 21 Current financial liabilities 14 4 2 Other current liabilities   253 324 Total current liabilities   812 866 Long‑term debt 12 1,908 1,915 Non‑current lease liabilities 12 20 18 Employee benefits 17 60 61 Deferred tax liability   201 214 Other non‑current provisions   3 7 Non‑current financial liabilities 14 2 6 Other non‑current liabilities   3 2 Total non‑current liabilities   2,197 2,223 Non‑controlling interest   19 18 Issued capital 3 - - Reserves   262 280 Total equity   281 298 Total liabilities and equity   3,290 3,387 The notes are an integral part of these consolidated interim condensed financial statements.       04 Eviosys - PRESENTATION BATV2 - 010824

Eviosys - PRESENTATION BATV2 - 010824

Section A: Condensed consolidated unaudited interim financial statements for the six months ended June 30, 2024
Consolidated Interim Statement of Changes In Equity (condensed) unaudited

Consolidated Interim Statement of Changes In Equity (condensed) unaudited

in Millions of Eur	Share capital [1]	Hedging reserves	Foreign currency translation reserve	Pension	Retained earnings	Additional paid in capital	Other	Total shareholder's equity	Non-controlling interest	Total equity
December 31, 2022	-	23	(19)	17	63	543	16	643	18	661
Income of the period	-	-	-	-	24	-	-	24	-	24
Dividend Distribution	-	-	-	-	-	(388)	-	(388)	-	(388)
Other comprehensive (loss)/ income for the period	-	(3)	(4)	(1)	-	-	-	(8)	1	(7)
Employee equity plan	-	-	-	-	-	-	1	1	-	1
Hyperinflation 2023 adjustment [2]	-	-	-	-	-	-	3	3	-	3
Rounding	-	-	-	-	-	-	-	-	-	-
June 30, 2023	-	20	(23)	16	87	155	20	275	19	294
December 31, 2023	-	8	(25)	14	98	155	30	280	18	298
Income of the period	-	-	-	-	(31)	-	-	(31)	1	(30)
Other comprehensive (loss)/ income for the period	-	-	-	1	-	-	-	1	-	1
Employee equity plan	-	-	-	-	-	-	7	7	-	7
Hyperinflation 2024 adjustment[2]	-	-	-	-	-	-	5	5	-	5
Rounding	-	-	-	-	-	-	-	-	-	-
June 30, 2024	-	8	(25)	15	67	155	42	262	19	281

(1) Titan Holdings I B.V has 91 euros of share capital in 2024. Please refer to note 3.

(2) Impact of the Turkish subsidiary as required by IAS 29.

The notes are an integral part of these consolidated interim condensed financial statements.

Eviosys Interim Report Q2 2024 05

Section A: Condensed consolidated unaudited interim financial statements for the six months ended June 30, 2024 Consolidated Interim Statement of Cash Flows (condensed) unaudited Consolidated Interim Statement of Cash Flows (condensed) unaudited in Millions of Eur Note June 30, 2024 June 30, 2023 Profit/(loss) before income tax   (26) 34 Adjustments for:       Amortisation & depreciation   71 78 Finance costs net 8 71 72 Restructuring & other   9 (5) Change in operating assets & liabilities:       Decrease/(increase) in trade receivables   4 27 Decrease/(increase) in contract receivables   (17) (28) Decrease/(increase) in inventories   (55) (51) Decrease/(increase) in other operating assets   (6) (1) (Decrease)/increase in trade payables   27 (136) (Decrease)/Increase in other operating liabilities   (73) (65) Cash generated from operations   5 (65) Interest paid   (77) (64) Income tax paid   (16) (27) Restructuring payments   (9) (11) Employee benefits payments/contributions   - - Transaction costs relating to debt financing   (2) (14) Other operating cash flows   3 (7) Net cash generated from operating activities   (96) (188) Purchase of property, plant and equipment   (33) (29) Other investing cash flows   - - Net cash used in investing activities   (33) (29) Proceeds from borrowings   (10) 400 Repayment of borrowings   - (8) Dividend Payment   - (388) Capital increase/(decrease)   - - Other financing cash flows   (6) (6) Net cash generated from financing activities   (16) (2) Net (decrease)/increase in cash, cash equivalents and restricted cash   (145) (219) Cash, cash equivalents and restricted cash at the beginning of the period   342 263 Foreign exchange losses on cash, cash equivalents and restricted cash   - - Cash, cash equivalents and restricted cash at the end of the period 197 44 The notes are an integral part of these consolidated interim condensed financial statements.       06 Eviosys - PRESENTATION BATV2 - 010824

Section A: Condensed consolidated unaudited interim financial statements for the six months ended June 30, 2024 Selected explanatory notes to the condensed consolidated unaudited interim financial information Selected explanatory notes to the condensed consolidated unaudited interim financial information Note 1 General information Titan Holdings I B.V. (the “Company”), a company with limited liability, was incorporated in the Netherlands on April 6, 2021. The Company’s registered office is Keizersgracht 555, 1017 DR Amsterdam, The Netherlands, registered under number 82439613. The Company had no activity until the acquisition of the European Tinplate business of Crown Holdings, Inc. on August 31, 2021. The principal place of business of the Company, where the executive management team is based, is located in Zug, Switzerland. Titan Holdings I B.V. and its subsidiaries (together the “Group” or “Eviosys”) are a leading supplier of innovative, value‑added, rigid metal packaging solutions. The Group’s products mainly include metal containers primarily for food markets. The Group operates 44 plants in 17 countries mainly throughout Europe and Africa. One of the facilities that supplies Eviosys in the UK formally transferred to Eviosys’ management in Q2 2024, pursuant to terms of the transaction with Crown. 1.1 The new can making facility in Dakhla underwent final start up testing in June and will produce cans commercially from Q3 2024. The food can business is seasonal with the first quarter tending to be the slowest period as the autumn packaging period in the Northern Hemisphere has ended and new crops are not yet planted. The industry enters its busiest period in the third quarter when the majority of fruits and vegetables in the Northern Hemisphere are harvested. Due to this seasonality, inventory levels increase in the first half of the year to meet peak demand in the second and third quarters. These non‑statutory condensed consolidated unaudited interim financial statements (referred to as “consolidated interim statements”) reflect the consolidation of the legal entities forming the Group for the six months ended June 30, 2024 (the “reporting date”). Notable Events Eviosys Acquisition On June 22, 2024, Sonoco Products Company (Sonoco) entered into a binding agreement with KPS Capital Partners, LP (KPS) to acquire all of the equity of Titan Holdings I B.V. The amount of the transaction is €3.615 billion ($3.9 billion). The transaction is expected to close by the end of 2024 and is subject to completion of required works council consultations and the receipt of required regulatory approvals and other customary closing conditions. Russian operations Eviosys operates two plants in Timashevsk and Novotitarovskaya (co‑located with a major customer). Revenue in Russia was approximately 2% of Group sales in 2024. The €0.9m of cash held in Russia at June 30, 2024 is restricted with regarding remittance to the Group however the cash can be used by the Russian subsidiaries to finance working capital requirements. Eviosys is continually monitoring the evolving situation in Eastern Europe and is working to ensure continuity of operations, access to cash generated in Russia, and with the support of specialized external counsel, compliance with all applicable sanctions being put in place. Debt issue On February 8, 2024 Eviosys repriced the €400m non‑fungible coterminous Term Loan B (“New Term Loan facility B2”) with the aim of improving cash flow generation. This Term loan has been renamed from B2 to B3. The transaction was leverage neutral. The new margin has decreased from Euribor plus 475 basis points to Euribor plus 400 basis points, giving rise to a catch up adjustment of €11.8m recognised in finance income according to IFRS9. The "catch up" method has been applied and explain in note 12 - Borrowings. Climate change Management have considered climate change risks when exercising judgements and estimates during the preparation of the consolidated interim statements and have determined that there are no significant consequences for Eviosys. 07 Eviosys - PRESENTATION BATV2 - 010824

Section A: Condensed consolidated unaudited interim financial statements for the six months ended June 30, 2024 Selected explanatory notes to the condensed consolidated unaudited interim financial information Note 2 Basis of presentation and summary of significant accounting policies 2.1 Basis of preparation The Group's unaudited Condensed Consolidated Interim Financial Statements for the six months ended June 30, 2024 are prepared in accordance with IAS 34 “Interim Financial Reporting” and with generally accepted accounting principles under International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). The unaudited Condensed Consolidated Interim Financial Statements do not include all the information and disclosures required in the Consolidated Financial Statements. They should be read in conjunction with the Group’s Consolidated Financial Statements for the year ended December 31, 2023, which were authorized for issue by the Board of Directors on July 31, 2024. Subsequent events impacting these interim financial statements were assessed up to and including August 1, 2024. These unaudited Condensed Consolidated Interim Financial Statements were authorized for issue by management on August 1, 2024. 2.2 Summary of significant accounting policies The same accounting policies and methods of computation are followed in these interim financial statements as compared with the most recent annual financial statements except for the application of the effective tax rate in accordance with IAS 34 “Interim Financial Reporting”. Income tax expense is recognised based on management’s estimate of the weighted average annual income tax rate expected for the full financial year. The projected annual tax rate used for the year to June 30, 2024, is 35%. Several amendments and interpretations described below apply for the first time in 2024, but do not have any material impact on the Unaudited Condensed Interim Consolidated Financial Statements of the Group. The Group has not early adopted any other standard, interpretation or amendment that has been issued but is not yet effective. The Group plans to adopt the new standards and interpretations on their required effective dates. The following new standards and amendments are effective for the period beginning 1 January 2024: • Supplier Finance Arrangements (Amendments to IAS 7 & IFRS 7); • Lease Liability in a Sale and Leaseback (Amendments to IFRS 16); • Classification of Liabilities as Current or Non‑Current (Amendments to IAS 1); and • Non‑current Liabilities with Covenants (Amendments to IAS 1). In December 2022, the Member States of the European Union unanimously agreed to adopt the Directive introducing an overall minimum corporate tax rate of 15%, which has entered into force in 2024, in line with the OECD second pillar model framework. On May 23, 2023 the IASB published the amendment to IAS 12 International Tax Reform – Model Pillar Two Rules for immediate application. The Group has applied the exemption to recognising and disclosing information about deferred tax assets and liabilities related to Pillar Two income taxes.   Note 3 Issued capital     Total (in EUR) April 6, 2021   94 December 31, 2023   91 June 30, 2024   91   Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity, net of any tax effects. On April 6, 2021 Titan Holdings I B.V. has issued the authorized capital amounts to USD 100, divided into 10,000 shares with par value USD 0.01. 08 Eviosys - PRESENTATION BATV2 - 010824

Eviosys - PRESENTATION BATV2 - 010824

Section A: Condensed consolidated unaudited interim financial statements for the six months ended June 30, 2024
Selected explanatory notes to the condensed consolidated unaudited interim financial information

Note 4 Segment information

The CEO has been identified as the Chief Operating Decision Maker (CODM) and examines the Group's performance at the consolidated level.

The Group evaluated the need to assess different product lines as separate Reporting Segments using the guidance around quantitative thresholds and qualitative characteristics in IFRS 8. Based on this evaluation it was concluded that there is only one Reporting Segment for Eviosys.

The CEO primarily uses a Non-GAAP measure of adjusted earnings before interest, tax, depreciation and amortisation (adjusted EBITDA, see below) to assess the performance of the operating segment. Adjusted EBITDA excludes the effects of significant items of income and expenditure which may have an impact on the quality of earnings described in the analysis below.

in Millions of Eur	Six months ended June 30, 2024	Six months ended June 30, 2023
Income/(Loss) of the period attributable to Titan Holdings I B.V	**(31)**	**24**
Taxes on income	4	10
Net interest expense (income)	70	71
Depreciation and amortization	71	78
EBITDA	**114**	**183**
Restructuring/Asset Impairments & Disposals	6	4
IAS 29 Net Monetary Loss	3	-
KPS Management Fees	3	2
Bonus Plan & Management Equity Plan	39	-
Other	7	3
Adjusted EBITDA	**172**	**192**

Note 5 Revenue & other non-current assets by geographic area

The Group derives revenue from the transfer of goods over time and at a point in time. The non-current assets and the revenue by geographic area are presented as follows :

in Millions of Eur	Six months ended June 30, 2024		Six months ended June 30, 2023	
	Net sales by customer country	Other non-current assets (PPE & ROU)	Net sales by customer country	Other non-current assets (PPE & ROU)
France	165	146	185	147
Spain	132	190	133	193
Italy	129	109	146	112
United Kingdom	121	119	118	116
Germany	76	43	84	39
Other	431	247	497	237
Net sales	**1,054**	**854**	**1,163**	**844**

No other countries have revenue or other non-current assets in excess of the countries listed above.

No customer represents more than 10% of the revenue.

Eviosys Interim Report Q2 2024 **09**

Section A: Condensed consolidated unaudited interim financial statements for the six months ended June 30, 2024 Selected explanatory notes to the condensed consolidated unaudited interim financial information Note 6 Selling, general and administration expenses in Millions of Eur Six months ended June 30, 2024 Six months ended June 30, 2023 Personnel costs 62 32 Professional fees 5 5 Depreciation and ROU asset amortization 2 1 KPS management fees 3 2 Other SG&A 21 14 Total SG&A 93 54   The increase of personnel costs is mainly due to the bonus plan for €32m triggered by the likely change of control. The increase of other SG&A is mainly due to the Management Equity Plan for €7m triggered by the likely acquisition of Eviosys by Sonoco.   Note 7 Other income & Expenses in Millions of Eur Six months ended June 30, 2024 Six months ended June 30, 2023 Aerosol restructuring - 3 Closures restructuring 3   Other restructuring - 2 Transaction costs  3 - Other - 1 Total Other Income & Expenses 6 6 10 Eviosys - PRESENTATION BATV2 - 010824

Section A: Condensed consolidated unaudited interim financial statements for the six months ended June 30, 2024 Selected explanatory notes to the condensed consolidated unaudited interim financial information Note 8 Finance expense in Millions of Eur Six months ended June 30, 2024 Six months ended June 30, 2023 Interest expense on debt 64 55 Interest expense on factoring and securitization 13 12 Amortization of debt issue cost (7) 3 Interest expense on leases 1 1 Pension and related non services costs/income 1 1 Finance expense 72 72 Interest Income (1) - Interest Income (1) - Net finance expense 71 72   Interest expense mainly comprises the interest due on the Term loan and Senior bonds. The variation in the amortization of debt issue cost is related to the Facility B3. The operation is explained in Note 12.   Note 9 Hyperinflation The Eviosys subsidiary in Turkey, Eviosys Packaging Türkiye Sanayi Ve Ticaret Limited Sirketi, has Turkish lira as its functional currency. The consumer price index of the Turkish Statistical Institute (TURKSTAT) was 2,328.8 at June 30, 2024 and 1,351.69 at June 30, 2023. The calculated net monetary loss in 2024 is €3m and is recognised in the Statement of Profit or Loss.   Note 10   Tax expenses The projected tax rate of 35% was applied to income before tax for the six months ended June 30, 2024,  adjusted for the losses in the Netherlands where no tax credit is reported. In June 30, 2024 the tax expense is €4m compared to €10m in June 30, 2023 (In June 2023 the projected tax rate of 26% applied to the income before tax was adjusted for discrete items of €1m related to prior year adjustments in Africa.). 11 Eviosys - PRESENTATION BATV2 - 010824

Section A: Condensed consolidated unaudited interim financial statements for the six months ended June 30, 2024 Selected explanatory notes to the condensed consolidated unaudited interim financial information Note 11 Trade Receivables 11.1 Classification as trade receivables Trade receivables are amounts due from customers for goods sold in the ordinary course of business. They are generally due for settlement between 30 and 90 days (depending on local practice) and are therefore all classified as current. The Group holds the trade receivables with the objective of collecting the contractual cash flows and therefore measures them subsequently at amortised cost using the effective interest method. The allowance for credit losses is €10m. The carrying amounts of trade receivables are considered to be the same as their fair values due to their short‑term nature.  11.2 Transferred receivables with recourse The carrying amount of the trade receivables includes €10m (€17m in 2023) of receivables which are subject to a factoring arrangement with recourse. Under this arrangement, Eviosys has transferred the relevant receivables to the factor in exchange for cash and is prevented from selling or pledging the receivables. However, Eviosys has retained late payment and credit risk. The Group therefore continues to recognise the transferred assets in their entirety in its balance sheet. The amount repayable under the factoring agreement is presented within short‑term debt (€10m in Q2 2024, €17m at December 31, 2023). The Group considers that the held to collect business model remains appropriate for these receivables and hence continues measuring them at amortised cost. 11.3 Transferred receivables without recourse The company also uses receivables securitization and factoring facilities in the normal course of business as part of managing its cash flows. The company primarily accounts for transfers under these facilities as sales because it has met the criteria for the risk of the receivables to be considered transferred. The company’s continuing involvement in the transfers is limited to servicing the receivables. The company receives adequate compensation for servicing the receivables and no asset or liability is recorded. As at June 30, 2024 the company derecognised receivables of €123m securitised and €219m factored related to the facilities. Year to date June 30, 2024 the company recorded expenses related to the facilities of €13m as interest expense. (As at December 31, 2023 the company derecognised receivables of €136m securitised and €317m factored related to the facilities. Year to date June 30, 2023 the company recorded expenses related to the facilities of €12m as interest expense.) 12 Eviosys - PRESENTATION BATV2 - 010824

Eviosys - PRESENTATION BATV2 - 010824

Section A: Condensed consolidated unaudited interim financial statements for the six months ended June 30, 2024
Selected explanatory notes to the condensed consolidated unaudited interim financial information

Note 12 Borrowings

The Company's outstanding net borrowings is as follows:

in Millions of Eur	June 30, 2024	December 31, 2023
Other short term debt	10	17
Debt issuance costs (short term portion)	(8)	(7)
Short term debt	**2**	**10**
Current lease liabilities	11	10
Short term position	**13**	**20**
Bond	375	375
Term loan	1,575	1,575
Debt issuance costs (long term portion)	(42)	(35)
Long term debt	**1,908**	**1,915**
Non-current lease liabilities	20	18
Long term position	**1,928**	**1,933**
Cash & cash equivalents	(196)	(342)
Restricted cash	(1)	-
Total cash, cash equivalent & restricted cash	**(197)**	**(342)**
Net borrowings position	**1,744**	**1,611**

Borrowings are further analysed as follows :

in Millions of Eur	Currency	Maximum amount drawable	Final maturity date	Facility type	Amount drawn	Undrawn amount / liquidity
Term loan – facility B	EUR	1,175	08/2028	Term loan	1,175	
Term loan – facility B3	EUR	400	08/2028	Term loan	400	
Senior notes	EUR	375	07/2029	Bonds	375	
Revolving Credit Facility	EUR	275	02/2028	Revolving		275
Other short term debt					10	
Total borrowings		**2,225**			**1,960**	**275**

12.1 Long term borrowings and short term debt

The fair value of the Group's borrowings excluding lease obligations at June 30, 2024 is estimated, based on level 1 quoted market prices, at €1,968m.

	June 30, 2024		December 31, 2023	
in Millions of Eur	At amortised cost	At fair value	At amortised cost	At fair value
Term loan – facility B	1,157	1,177	1,155	1,160
Term loan – facility B2	-	-	389	402
Term loan – facility B3	375	401	-	-
Senior notes	368	380	364	323
Other short term debt	10	10	17	17
Total borrowings	**1,910**	**1,968**	**1,925**	**1,902**

Eviosys Interim Report Q2 2024 13

Section A: Condensed consolidated unaudited interim financial statements for the six months ended June 30, 2024 Selected explanatory notes to the condensed consolidated unaudited interim financial information 12.1.1 Term Loan and Revolving Credit Facility On August 31, 2021, Kouti B.V. incurred €1,175m of senior secured term loans to finance, in part, the acquisition of the Tinplate business pursuant to a Senior Facilities Agreement, dated as of July 15, 2021 (the “Senior Facilities Agreement”), by and among Titan Holdings II B.V., Kouti B.V., the lenders and other parties from time to time party thereto, Barclays Bank PLC, as agent, and Deutsche Bank AG, London Branch, as security agent. Under the Senior Facilities Agreement, Kouti B.V. and certain subsidiaries may also borrow senior secured revolving loans up to €275m from time to time. The facilities have the following key terms:     Consolidated Senior Secured Debt Ratio Facility B Margin (p.a.) Greater than 3.80:1 3.75% Equal to or less than 3.8:1 but greater than 3.30:1 3.50% Equal to or less than 3.30:1 3.25%   Sustainability‑Base Grid Facility B Margin (p.a.) Compliance with sustainability KPIs 0.075% Rate Discount Non‑Complaince with Sustainability KPIs 0.075% Rate Premium   Kouti B.V. entered into interest rate swap contracts on March 17, 2022 to fix the EURIBOR component of the interest rate of €450m of the Term Loan at 0.7655% until February 28, 2025.     Consolidated Senior Secured Debt Ratio Facility B2 Margin (p.a.) Greater than 2.20:1 4.75% Equal to or less than 2.20:1 but greater than 1.70:1 4.50% Equal to or less than 1.70:1 4.25%   Sustainability‑Based Grid Facility B2 Margin (p.a.) Compliance with sustainability KPIs 0.075% Rate Discount Non‑Compliance with Sustainability KPIs 0.075% Rate Premium   Kouti B.V. entered into interest rate swap contracts on March 9, 2023 to fix the EURIBOR component of the interest rate of €300m of the Term Loan B2 at 3.6076% until February 28, 2026. The Facility B2 tranche of €400m has been repriced on February 8, 2024 and subsequently renamed to Facility B3. The repricing has been analysed as a debt renegociation. The Borrowers remain the same: Kouti B.V., Eviosys Packaging France S.A.S, Eviosys Embalajes España, S.A.U. and Eviosys Packaging UK Limited. The maturity date also remains the same. The new margin has decreased from Euribor plus 475 basis points to Euribor plus 400 basis points. In application of IFRS 9, the difference between the former basis points (475 pts) and the new basis (400 pts) has been accounted for in one‑shot according to the “catch‑up” method. This accounting policy drives Eviosys to recognise a €11.8m gain in the Net finance expense in the category : Amortization of debt issuance cost. A Term Loan (Facility B Commitments) of €1,175m with a maturity date of August 31, 2028. This tranche incurs interest at the applicable 1, 2, 3 or 6 months EURIBOR rate plus a margin that is subject to a leverage‑based grid and a sustainability‑based ratchet (commencing with delivery of the Company’s non‑financial annual report due within 120 days after the end of each fiscal year). • On March 7, 2023 an additional Facility B tranche of €400m with a maturity date of August 31, 2028, was established under the existing Senior Facilities Agreement (Facility B2). Each of Kouti B.V., Eviosys Packaging France S.A.S, Eviosys Embalajes España, S.A.U. and Eviosys Packaging UK Limited became the borrowers of Facility B2. This tranche incurs interest at the applicable 1, 2, 3 or 6 months EURIBOR rate plus a margin that is subject to a leverage‑based grid and a sustainability‑based ratchet (in each case commencing after two full fiscal quarters after the closing date of Facility B2). • 14 Eviosys - PRESENTATION BATV2 - 010824

Section A: Condensed consolidated unaudited interim financial statements for the six months ended June 30, 2024 Selected explanatory notes to the condensed consolidated unaudited interim financial information The Facility B3 has the following characteristics : Consolidated Senior Secured Debt Ratio Facility B3 Margin (p.a.) Greater than 2.20:1 4.00% Equal to or less than 2.20:1 but greater than 1.70:1 3.75% Equal to or less than 1.70:1 3.50%       Consolidated Senior Secured Debt Ratio Revolving Facility Margin (p.a.) Greater than 3.80:1 3.75% Equal to or less than 3.8:1 but greater than 3.30:1 3.50% Equal to or less than 3.30:1 but greater than 2.80:1 3.25% Equal to or less than 2.8:1 but greater than 2.30:1 3.00% Equal to or less than 2.3:1 2.75%   This Revolving Credit Facility was not drawn as of June 30, 2024. The amount available for direct drawing under the Revolving Credit Facility as of the end of such period was €266m as €9m is blocked as guarantee to an overdraft facility that reduces the revolving commitment on a euro‑for‑euro basis. The commitment fee applied to the available amount of the Revolving Credit Facility is 30% of the applicable margin. 12.1.2 Senior Notes On July 15, 2021, Titan Holdings II B.V issued €375m of 5.125% Senior Notes due in July 2029. The Notes have been offered in connection with the acquisition of, directly or indirectly, the Tinplate business. 12.1.3 Short‑term loans Short‑term loans relate to receivables factored with recourse. Refer to note 12. 12.1.4 Debt Issuance Costs According to IFRS 9, the repricing has been considered as a debt renegociation. As a result the “catch‑up” method has been applied for the repricing of the Facility B2 to B3. As a result a one‑off gain of €11.8m has been reported. Incremental debt issuance costs amounting to €1.6m related to the repricing transaction have been recorded, giving a total of €69m, of which €19m has already been amortized, leaving €50m recorded against debt. 12.2 Covenants Eviosys has complied with the financial covenants of its borrowing facilities during the 2023 and 2024 reporting periods. The Senior Facilities Agreement contains a springing financial covenant for the benefit of the revolving lenders that, if tested, requires the Group to maintain a minimum consolidated senior secured debt ratio of 8.10x. The financial covenant is tested, if required, on the last day of every financial quarter in which the “Test Condition” is satisfied (commencing on the last day of the third full fiscal quarter to have elapsed after the acquisition closing date). The Test Condition is satisfied if the Revolving Credit Facility usage exceeds 40% of the revolving commitment (excluding letters of credit and ancillary facilities issued thereunder). The test condition was not satisfied at the end of the quarter and therefore the financial covenant was not required to be tested. A Revolving Credit Facility of €275m with a maturity date of February 29, 2028. When drawn, this Revolving Credit Facility incurs interest at the applicable 1, 2, 3 or 6 months EURIBOR rates plus a margin that is subject to a leverage‑based grid. • 15 Eviosys - PRESENTATION BATV2 - 010824

Section A: Condensed consolidated unaudited interim financial statements for the six months ended June 30, 2024 Selected explanatory notes to the condensed consolidated unaudited interim financial information Note 13 Trade payables in Millions of Eur June 30, 2024 December 31, 2023 Trade payables excluding supplier financing 509 475 Payables under supplier financing arrangements 18 24 Trade payables 527 499   Trade payables are unsecured and are usually payable within 30 to 90 days of recognition depending on local practice.  The carrying amounts of trade and other payables are considered to be the same as their fair values due to their short‑term nature. The Group has agreed to support strategic tinplate suppliers with their cash flows by entering into supplier financing arrangements. Under the arrangement, a bank acquires the rights to selected trade receivables from the supplier. Following this acquisition, the Group will no longer be able to make earlier direct payments to the supplier and will not be able to offset any of the acquired payables against credit notes received from the supplier. However, the Group has determined that the terms of the trade payable are otherwise substantially unchanged and that it is therefore appropriate to continue presenting the relevant amounts within trade and other payables in the balance sheet. Note 14 Derivative financial instruments The following table sets out the Company’s financial assets and liabilities that were accounted for at fair value (hierarchy level two) on a recurring basis. in Millions of Eur Assets Liabilities Derivatives designated as hedging instruments     Foreign exchange current contracts cash flow 2 (2) Commodities current contracts cash flow - - Interest rate swap 14 (6) December 31, 2023 16 (8) Foreign exchange current contracts cash flow 3 (4) Commodities current contracts cash flow - - Interest rate swap 9 (2) Rounding 1 - June 30, 2024 13 (6)   Current and Non‑current financial assets include restricted cash (Q2 2024 : €1m and Q2 2023 : €0.1m). 16 Eviosys - PRESENTATION BATV2 - 010824

Eviosys - PRESENTATION BATV2 - 010824

Section A: Condensed consolidated unaudited interim financial statements for the six months ended June 30, 2024
Selected explanatory notes to the condensed consolidated unaudited interim financial information

Note 15 Intangible assets

	June 30, 2024			December 31, 2023		
in Millions of Eur	Gross amount	Accumulated depreciation	Net book value	Gross amount	Accumulated depreciation	Net book value
Goodwill	826	-	826	826	-	826
Intangibles	665	(150)	515	661	(123)	538
Total	**1,491**	**(150)**	**1,341**	**1,487**	**(123)**	**1,364**

Note 16 Tangible assets

	June 30, 2024			December 31, 2023		
in Millions of Eur	Gross amount	Accumulated depreciation	Net book value	Gross amount	Accumulated depreciation	Net book value
Land & Land Improvements	152	-	152	151	-	151
Buildings	332	(55)	277	323	(44)	279
Machinery & Equipment	494	(216)	278	468	(189)	279
Other Depreciable Assets	26	(11)	15	21	(9)	12
Capital Projects in Progress	102	-	102	105	-	105
Total	**1,106**	**(282)**	**824**	**1,068**	**(242)**	**826**

For the six months ended June 30, 2024, €35m of additions and less than €1m of net disposals were recorded. The additions mainly related to the purchase of machinery and equipment.

Note 17 Employee benefit obligations

in Millions of Eur	June 30, 2024	December 31, 2023
Defined benefit plan assets	(2)	(2)
Defined benefit plan liabilities	50	52
Long service award and other	10	9
Total	**58**	**59**

Employee benefit expenses and payments of some €2m offset each other in the first six months of 2024. The impact of the discount rate movements during the six months ended June 30, 2024 on employee benefit obligations has been estimated and a net gain of some €2m has been recognised in Other Comprehensive Income.

Eviosys Interim Report Q2 2024 17

Section A: Condensed consolidated unaudited interim financial statements for the six months ended June 30, 2024 Selected explanatory notes to the condensed consolidated unaudited interim financial information Note 18 Related party transactions 18.1 Crown Holdings, Inc. Crown Holdings, Inc. (“Crown”) is considered as a related party due to the 20% interest Crown has retained in one of the parent entities of Titan Holdings I B.V. Ongoing transactions with Crown are presented in the tables below: in Millions of Eur June 30, 2024 June 30, 2023 Sales to Crown subsidiaries 17 19 Purchase of finished goods (30) (56) Transition services agreement net expense (1) (2) Total (14) (39)   Following the acquisition by KPS, a transition services agreement is in place between Crown and Eviosys mainly for Shared Service centre activities. The net fee paid to Crown for the six‑month period ended June 30, 2024 was some €1m and for the six‑month period ended June 2023 was €2m. The purchase of finished goods concerns one Eviosys factory where Crown continued to operate producing beverage cans for its own market, plus food cans solely for Eviosys. This interim arrangement terminated during Q2 2024 when Crown moved its beverage operations to new UK premises and Eviosys took over operation of the factory in‑line with the Sales and Purchase Agreement. Sales to Crown are made at arm’s length transaction prices. in Millions of Eur June 30, 2024 December 31, 2023 Accounts receivable 1 1 Accounts payable (7) (17) Total (6) (16)   Accounts receivable and payable relate to the purchase and sale of products. 18.2 KPS KPS is the Private Equity Investor which administers the investment funds that are the ultimate owners of Titan Holdings I B.V. Eviosys recorded an expense in the period of €2.5m in 2024 (€2.0m in 2023) for management fees payable to KPS. 18 Eviosys - PRESENTATION BATV2 - 010824